Variable Life Application

Transamerica Occidental Life Insurance Company
Home Office, Los Angeles, CA

Variable Life Service Center
440 Lincoln Street
P.O. Box 3800
Worcester, MA  01653

1        Proposed Insured the person upon whose life this insurance coverage is proposed


First Name        Middle            Last
Street Address             years at this Address
City                       State            Zip
Daytime Telephone Number
Date of Birth: M/  D/   Y/          Sex:  M          F
Social Security Number/Tax I.D. Number
Driver's License Number


2        Payment the monetary contribution to the policy

Check one
I have enclosed a check for my initial payment of $_____ ($100 minimum) and have received a conditional receipt. (Please make check payable to Transamerica Occidental Life Insurance Company.)

My initial payment will be transferred from another insurance company. Approximate amount $___
Name of transferring company

My Transfer of Assets form is attached      yes

My Transfer of Assets form has been sent to
the transferring company.                   Yes

2a       I want to make future payment of $
Annually Semi-Annually     Quarterly
Monthly (I have included a voided check and Bank Drafting Form.)

3 proposed Policy owner the person or entity exercising the policy's contractual rights.

The policy owner is also referred to as "I" or "Me". The insured will be the policy owner unless a different person or entity is specified here.

Name
Street Address
City     State    Zip
Social Security Number/Tax I.D. Number
Date of Birth
Relationship to Insured.

3b Payment reminder notices will be sent to the policy owner unless specified otherwise here:
Name
Street Address
City              State             Zip

4        Allocation         How I want payments allocated.

Complete Section 4a and Section 4b. Future payments will be allocated according to this selection unless changed by me.

4a.      Allocate payment as follows:
         Use whole percentages. If dollar cost averaging is used, please complete a Dollar Cost Averaging Form. Payments may be allocated to no more than 7 of the 17 variable sub-accounts listed below and to the Fixed Account.

         YOUR TOTAL ALLOCATION MUST EQUAL 100%

         %Janus Aspen Worldwide Growth %Morgan Stanley UF International Magnum %Dreyfus VIF Small Cap %OCC Accum Trust Small Cap %MFS VIT Emerging Growth %Alliance VPF Premier Growth %Dreyfus VIF Capital Appreciation %MFS VIT Research %Transamerica VIF Growth %Alger American Income & Growth %Alliance VPF Growth & Income %MFS VIT Growth with Income %Janus Aspen Balanced Portfolio %OCC Accum Trust Managed Portfolio %Morgan Stanley UF High Yield %Morgan Stanley UF Fixed Income %Transamerica VIF Money Market %Fixed Account 100 % Total

4b Deductions of all charges will be made pro rata according to the value of each sub-account and the Fixed Account.

OR

Deduct all charges from _______________ (Enter any single sub-account; may not be the Fixed Account)

5        Insurance         How much life insurance I want

5a       Policy form applied for
5b       I want $          in life insurance coverage
5c       I want insurance coverage to be: (Choose one)
         Level - Insurance coverage remains constant.
         Adjustable - Insurance coverage changes with the value of the policy

5d       I want the following additional insurance benefits:
Waiver of payment upon disability
Living Benefits Rider
Children's Insurance Rider
Guaranteed Insurability Rider $
Guaranteed Death Benefit Rider

5e The application is for a standard class of risk unless noted otherwise here:

6        Beneficiary
The primary beneficiary is the person or entity who will receive the policy proceeds. The contingent beneficiary is the person or entity who will receive the policy proceeds should the primary beneficiary not survive the insured

Name of primary beneficiary                 Relationship to insured

Name of contingent beneficiary              Relationship to insured

10=day common disaster clause*

_____-day Common Disaster Clause* (30 day maximum)
*A common Disaster Clause requires that the beneficiary survive the insured for a specified length of time before becoming entitled to the policy proceeds. This may assure that the contingent beneficiary will receive the policy proceeds rather than the estate of the primary beneficiary.

7        Replacement of Other Contracts

7a May insurance, including annuities in any company be replaced if the proposed policy is issued?

Yes      No
IF yes, list company name and policy amount.


7b Is any application for life insurance on the proposed insured pending in any other company?

Yes      No
If yes, give company name, amount applied for, and total amount to be placed

8        Information About the Proposed Insured

8a       Current Employment

Title
Industry and Duties

8b       Income.
         Annual earned income is            $
         Annual unearned income is  $
         Net worth is                       $

8c Has an illness or injury during the past six months prevented the proposed insured from working five consecutive days?
Yes      No       If yes, please explain:

8d During the past two years has the proposed insured participated in or intends to participate in:

Yes      No       Aeronautics (including hang-gliding, sky diving, ballooning, etc.)?

Yes  No  Powered  racing  or  competitive   vehicles   (Including   motorcycles,
automobiles and motor boats, etc.)?

Yes No Recreational vehicles over open terrain, trails, sand, snow or ice (including snowmobiles and dirt bikes, etc.)?

Yes      No       Skin or scuba diving, mountain climbing, competitive skiing?

(If  yes,  complete   Avocation  and  Sports   Questionnaire   with  dates  last
participated.)

8f       During the past two years has the proposed insured flown as or intends to fly as a trainee, pilot or
crew member?
Yes      No
(If yes, complete Aviation Questionnaire.)

8g Has the proposed insured used tobacco during the past 2 years?

Yes      No
Cigarettes        Cigars   Pipes    Chewing Tobacco
Other tobacco product
(Specify date last used)

8h Will the proposed insured be traveling outside of the United States or Canada in the next two years except for purely vacation travel? Yes No If yes, give destination, length of stay, and number of trips per year.




Transamerica Occidental Life
Transamerica Occidental Life Insurance Company
Home Office:  Los Angeles, CA
Variable Life Service Center
440 Liincoln Street
P.O. Box 3800
Worcester, MA 01653
Authorization to Obtain Information
Name of Proposed Insured
Authorization To Obtain Information
To all physicians, medical professionals, hospitals, clinics, other health care providers, employers, Medical Information Bureau, Inc. (MIB), consumer reporting agencies, other insurance support organizations, the United States Internal Revenue Service, the Puerto Rico Bureau of Income Tax, and other persons who have the types of information described below about the proposed insured:

I authorize you to give Transamerica Occidental Life Insurance Company ("Company"), its reinsurers, or its agent; (a) all information you have as to illness, injury, medical history, diagnosis, treatment, and prognosis (including any drug or alcohol abuse condition or treatment or any HIV related test results or disorders, or other dread disease) with respect to any physical or mental condition of the proposed insured; and (b) any non-medical information, including but not limited to, an investigative consumer report, which the Company believes it needs to perform the business functions described below. I also authorize the Company to give MIB health or non-medical information it has about me and that of any minor member of my family aplying for insurance.

The information obtained will be used to determine if the proposed insured is eligible for: (a) the insurance requested; or (b) benefits under a policy which is in force. It will also be used for any other business purpose which relates to the insurance requested or the policy which is in force. This authorization will be valid for 30 months. I know that under Federal Regulations, I may revoke this authorization as it applies to drug or alcohol abuse treatment at any time; but my revocation will not affect any information that has been released prior thereto. I know that I may request a copy of this form. I agree that a photocopy is as valid as the original. I have received the Insurance Information Practices notice.

Signature of Proposed Insured
(if proposed insured is a minor, signature of legal guardian) Signature of Proposed Owner (if other than proposed insured) Date
Name of Minor Child if to Be Covered
Name of Minor Child if to Be Covered

Personal History Interview Information
Proposed Insured's Professional Title
Application For
Adust    Juvenile Amount $
Home Telephone: (Area Code) and No.
Business Telephone: (Area Code) and No.
Driver's License Information
No.      State
Transamerica Occidental Life may be contacting you to discuss this application.
  The best time for us to call you
is at (Eastern Time):
Home     Business
1st Choice
2nd Choice
Broker Dealer Firm
Registered Representative

Form Home Office use Only
Date Received in P.H.I. Unit
Attempts to Call
Date/Time         Date/Time
Date/Time         Date/Time
Date/Time         Date/Time
Date Call Completed        Time     AM      PM

Remarks




9        TELEPHONE ACCESS
I will automatically be able to transfer sub-account and or Fixed Account values and change the allocation of future investments by telephone or fax unless I check the blx below.
I do not accept this Telephone Access privilege.
(Please see additional information in the fourth paragraph of the section below.)
ACKNOWLEDGEMENTS AND SIGNATURES
I acknowledge receipt of current Prospectuses describing the Transamerica Occidental Life Insurance Company ("Company") policy I am applying for, and the underlying Funds.

I (or "We" if propsoed policy owner and proposed insured are not the same) understand that any death benefits in excess of the face amount and any policy value of the flexible premium variable life insurance policy applied for, may increase or decrease to reflect the investment experience of the sub-accounts of the variable account. The policy value allocated to the Fixed Account will accumulate interest at a rate set by the Company which will not be less than the minimum guaranteed rate of 4% annually. There is no guaranteed minimum policy value. The policy value may decrease to the point where the policy will lapse and provide no further death benefit without additional premium payments.

It is agreed that: (1) The application consists of this application form, the medical questionnaire and the supplemental applications to apply for insurance on family members, if it applies; (2) The representations are true and complete to the best of my (our) knowledge and belief; (3) Except as provided in the conditional receipt if issued with the same number as this application, no liability exists and the insurance applied for will not take effect until the policy is delivered and the premium is paid during the lifetime of the proposed insured(s) and then only if the proposed insured(s) has (have) not consulted or been treated by any physician or practitioner of any healing art nor had any tests listed in the application since its completion; and (4) No registered representative or broker is authorized to amend, alter, or modify the terms of this agreement.

Unless I did not accept the Telephone Access privilege in section 9 above, I understand that Transamerica Occidental Lfie Insurance Company is authorized to honor telephone requests by me, or by individuals authorized by me, to transfer values among sub-accounts and to change the allocation of my future payments. I also understand that the withdrawal of funds from my policy cannot be transacted by telephone or fax instructions.

I (We) understand that omissions or misstatements in the application could cause an otherwise valid claim to be denied under any policy issued from the application.

Signed at City    State
Signature of Proposed Insured       Date
Signature of Owner (if other than Proposed Insured)  Date
Signed at City    State

If the owner is a corporation, an authorized officer, other than the proposed insured, must sign as policy owner. Give corporate title and full name of corporation.
Corporate Title
Name of Corporation

FOR FINANCIAL ADVISERUSE ONLY
Does the policy  appleid  for  replace any  existing  annuity or life  insurance policy?
Yes      No
If yes, attach replacement forms as required.
as Registered Representative, I certify sitnessing the signature of the applicant and that the information in this application has been accurately recorded, to the best of my knowledge and belief. Based on the information furnished by the proposed owner or proposed isnured in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the owner. I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used. Signature of Registered Representative Date Print Name of Registered Representative REG REP # Telephone Fax Signature of Registered Representative Date Print Name of Registered Representative REG REP #

Signature of Registered Representative      Date
print Name of Registered Representative     REG REP #
Name of Broker/Dealer      Branch #
Branch Office Street Address
City     State    Zip
Remarks
FOR HOME OFFICE USE ONLY